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                                                                      Exhibit 18


                           THE RIVERFRONT FUNDS, INC.

                                 RULE 18f-3 PLAN

                                OCTOBER 28, 1998


         The Investment Company Act of 1940, as amended (the "1940 Act"), permits open-end management investment companies ("mutual funds") which have received exemptive orders permitting them to issue multiple classes of voting stock representing interests in the same portfolios to choose to operate the multiple classes under Rule 18f-3 of the 1940 Act instead of the exemptive orders. Mutual funds that choose to operate under Rule 18f-3 must prepare a written plan meeting the requirements of paragraph (d) of the Rule and file a copy of such plan with the Securities and Exchange Commission ("SEC") as an exhibit to the Corporation's Registration Statement. Provided that no changes are made to arrangements and expense allocations under an existing order, paragraph (d) of Rule 18f-3 does not require a mutual fund board's approval of such plan.

         Under the authority of Rule 18f-3, The Riverfront Funds, Inc. (the "Corporation") hereby adopts the following plan under which the Corporation, on behalf of the following series of the Corporation, The Riverfront U.S. Government Securities Money Market Fund, The Riverfront U.S. Government Income Fund, The Riverfront Income Equity Fund, The Riverfront Stock Appreciation Fund (to be renamed The Riverfront Small Company Fund), The Riverfront Large Company Select Fund and The Riverfront Balanced Fund (singly, a "Fund", and collectively, the "Funds"), may issue multiple classes of shares:

         1.       Class Designation
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         The Corporation is authorized to issue shares of two classes, Investor
A Shares and Investor B Shares for each of its Funds, except that The Riverfront U.S. Government Securities Money Market Fund shall only issue Investor A Shares.

         2.       Class Characteristics
                  ---------------------

         Investor A Shares and Investor B Shares of a Fund represent interests in the same investment portfolio of such Fund, shall be subject to all provisions of the Articles of Incorporation of the Corporation generally applicable to capital stock, and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, except as follows:

         Investor A Shares and Investor B Shares may be subject to the following differences: (a) differences related to the method of financing certain expenses ("Class Expenses"), which are limited to: (i) transfer agent fees as identified by the Corporation's transfer agent as being attributable to a specific class;
(ii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, and proxies to current shareholders; (iii) Blue Sky registration fees incurred by a class of shares;
(iv) SEC registration
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fees incurred by a class of shares; (v) the expense of administrative personnel and services as required to support the shareholders of a specific class; (vi) litigation or other legal expenses relating solely to one class of shares; and
(vii) directors' fees incurred as a result of issues relating to one class of shares; (b) differences related to expenses assessed to a class pursuant to a Rule 12b-1 plan; (c) differences related to the voting rights as to matters exclusively affecting one class of shares; (d) differences related to exchange privileges; (e) differences related to a shareholder services plan and (f) such differences, characteristics, rights and restrictions, including those described above, as are described from time to time in the Corporation's Registration Statement.

         In addition, Investor A Shares and Investor B Shares shall be subject to the following:

         a. The dividends and distributions of investment income and capital gains with respect to the Investor A Shares and Investor B Shares shall be in such amount as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary between the classes to reflect differing allocations of the expenses of the Corporation between the classes of stock to such extent and for such purposes as the Board of Directors may deem appropriate.

         b. The proceeds of the redemption of an Investor B Share (including a fractional share), except those purchased through reinvestment of a dividend or a distribution, shall be reduced by the amount of any applicable contingent deferred sales charge payable on such redemption to the distributor of the Investor B Shares pursuant to the terms of the issuance of the shares (to the extent consistent with the 1940 Act, or regulations or exemptions thereunder) and the Corporation shall promptly pay to such distributor the amount of any such contingent deferred sales charge.

         c.       (1)      Each Investor B Share, other than a share purchased
                           through the reinvestment of a dividend or a distribution with respect to the Investor B Share, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Investor A Shares at the relative net asset value of each class, at the time of the calculation of the net asset value of such class of shares on the date that is the first business day of the month in which the eight anniversary of the issuance of such Investor B Shares occurs (which, for the purpose of calculating the holding period required for conversion, shall mean (i) the date on which the issuance of such Investor B Shares occurred or for Investor B Shares obtained through an exchange, the date on which the issuance of the Investor B Shares of an eligible Fund occurred, if such shares were exchanged directly, or through a series of exchanges, for the Corporation's Investor B Shares (the
                           "Conversion Date")). The Board of Directors shall adopt a resolution setting forth a list of eligible
                           Funds for purposes of this paragraph.

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                  (2)      Each Investor B Share purchased through the
                           reinvestment of a dividend or a distribution with respect to the Investor B Shares and the dividends and distributions on such shares shall be segregated in a separate sub-account on the stock records of the Corporation for each of the holders of record thereof. On any Conversion Date, a number of the shares held in the sub-account of the holder of record of the share or shares being converted, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Investor A Shares of the same Fund. The number of shares in the holder's sub-account so converted shall bear the same relation to the total number of shares maintained in the sub-account on the Conversion Date as the number of shares of the holder converted on the Conversion Date pursuant to paragraph c(1) hereof bears to the total number of Investor B Shares of the holder on the Conversion Date not purchased through the automatic reinvestment of dividends or distributions with respect to the Investor B Shares.

                  (3) The number of Investor A Shares into which an Investor B Share is converted pursuant to paragraphs c(1) and c(2) hereof shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of the Investor B Shares for purposes of sales and redemptions thereof at the time of the calculation of the net asset value on the Conversion Date by the net asset value per share of the Investor A Shares for purposes of sales and redemptions thereof at the time of the calculation of the net asset value on the Conversion Date.

                  (4) On the Conversion Date, the Investor B Shares converted into Investor A Shares will cease to accrue dividends and will no longer be outstanding and the rights of the holders thereof will cease (except the right to receive declared but unpaid dividends to the Conversion Date).

         3.       Differences in Distribution Arrangements
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         Investor A Shares will be subject to a 4.5% sales charge (except for shares of The Riverfront U.S. Government Securities Money Market Fund, which will have no sales charge), which sales charge may decrease for larger purchases and for concurrent purchases and similar plans and which may be eliminated for certain classes of purchasers, as described in the Corporation's Registration Statement, and a .25% 12b-1 fee, will have exclusive voting rights with respect to the 12b-1 plan applicable to such shares, and will be exchangeable only for Investor A Shares of another Fund. Investor B Shares will be subject to a contingent deferred sales charge ranging from 4% to 1% on shares redeemed within the first six years after purchase and will convert automatically to Investor A Shares eight years after purchase, will be subject to a 1.00% 12b-1 fee, will have exclusive voting rights with respect to the 12b-1 plan applicable to such shares, and will be exchangeable only for Investor B Shares of another Fund.

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         4.       Expense Allocation
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         The following expenses shall be allocated to the extent practicable on a class-by-class basis:

         a. Differences related to the method of financing Class Expenses, which are limited to: transfer agent fees as identified by the Corporation's transfer agent as being attributable to a specific class; (ii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, and proxies to current shareholders;
                  (iii) Blue Sky registration fees incurred by a class of shares; (iv) SEC registration fees incurred by a class of shares; (v) the expense of administrative personnel and services as required to support the shareholders of a specific class (limited to shareholder services mentioned in this paragraph); (vi) litigation or other legal expenses relating solely to one class of shares; and (vii) directors' fees incurred as a result of issues relating to one class of shares; provided, however, that the foregoing Class Expenses allocated to each share of a class during a year will differ from the Class Expenses allocated to each share of the other class by less than 50 basis points of the average daily net asset value per share of the other class of shares;

         b. Differences related to expenses assessed to a class pursuant to a Rule 12b-1 plan; and

         c. Such differences, characteristics, rights and restrictions, including those described above, as are described from time to time in the Corporation's Registration Statement.

         Expenses equally attributable to all Funds shall be apportioned to each Fund share, regardless of class, in proportion to its net asset value. All expenses attributable only to one or more, but not to all Funds, shall be apportioned to the shares of such Fund or Funds, regardless of class, in proportion to their net asset value.

         5.       Reorganization of Corporation
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         Upon reorganization of the Corporation with and into The Riverfront
Funds, an Ohio business trust ("Trust"), this Rule 18f-3 Plan shall be deemed to apply to the Trust and its corresponding series and classes of shares. At such time, defined terms herein shall change as follows: "Corporation" shall become "Trust," "Articles of Incorporation" shall become "Declaration of Trust," and "Board of Directors" shall become "Board of Trustees."

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